Exhibit (10)a(10)


                      THE BEAR STEARNS COMPANIES INC.
                AMENDMENT TO THE CAPITAL ACCUMULATION PLAN



                             January 18, 1996



     RESOLVED, that The Bear Stearns Companies Inc. Capital Accumulation Plan for Senior Managing Directors, as amended and restated as of July 1, 1995 (the "Plan"), be, and hereby is, amended as follows:

     1. The definition of "Disability" in Section 2.1 of the Plan hereby is amended to read as follows:

          "Disability" means the complete and permanent inability of an individual to perform his duties due to his physical or mental incapacity, all as determined by the Appropriate Committee upon the basis of such evidence, including independent medical reports and data, as the Appropriate Committee deems necessary or appropriate, in which event the employment of the Participant shall be deemed to have terminated for purposes of this Plan.

     2. A definition of the term "Personal Leave of Absence" shall be added to Section 2.1 of the Plan immediately following the definition of "Person", to read as follows:

          "Personal Leave of Absence" means the absence from the Company by a Participant, with the consent of the Company, for an extended period of time without salary under circumstances in which a return to full-time employment by the Participant is contemplated.

     3. Paragraph (b) of Section 6.2 of the Plan is hereby deleted, paragraph (c) of Section 6.2 is hereby changed to paragraph (b) and the first parenthetical of such paragraph (b) hereby is amended to read: "(other than by reason of death but including Disability)".

     4. A new paragraph (c) of Section 6.2 is hereby added to the Plan to read as follows:

          (c) If a Participant shall take a Personal Leave of Absence prior to the end of all his Deferral Periods, the Appropriate Committee shall have the right in its sole discretion to require the Participant to become subject to the provisions of paragraph (b) above (to the same extent as a Participant whose employment had terminated) during the period of such Personal Leave of Absence, except that in the event the Participant resumes full-time employment after the first day of a Fiscal Year, all calculations under this Plan with respect to such Fiscal Year shall be made by treating the Participant in the same manner as a full-time employee for the number of full months of such employment during such Fiscal Year and as a Participant whose employment had been terminated for the balance of such Fiscal Year. If the Appropriate Committee shall not take such action the Participant shall continue to be treated under this Plan on the same basis as a Participant who is not on a Personal Leave of Absence.

     5.   Section 11.6 of the Plan hereby is amended to read as follows:

          11.6 Offsets. To the extent permitted by law, the Company or any of its Affiliates shall have the absolute right to withhold any shares of Common Stock or any amounts otherwise required to be distributed or paid to any Participant or Beneficiary under the terms of the Plan, to the extent of any amount owed or which in the sole judgment of the Appropriate Committee may in the future be owed for any reason by such Participant, in the case of a payment to such Participant, or to the extent of any amount owed or which in the sole judgment of the Appropriate Committee may in the future be owed for any reason by the Participant or such Beneficiary, in the case of payment to a Beneficiary, to the Company or any of its Affiliates, and to set off and apply the amounts so withheld to payment of any such amount ultimately determined by the Appropriate Committee, in its sole discretion, to be owed to the Company or any of its Affiliates, whether or not such amounts shall then be immediately due and payable and in such order or priority as among such amounts owed as the Appropriate Committee, in its sole discretion, shall determine. In determining the amount of a permitted offset under this Section 11.6, any shares of Common Stock required to be distributed to a Participant or a Beneficiary shall be valued at the Fair Market Value of such Shares on the date of offset.

     RESOLVED, that the foregoing Amendments shall be effective as of the date hereof, except that Amendments 1 through 4, inclusive, shall be subject to stockholder approval at the 1996 Annual Meeting of Stockholders of the Corporation.